AGREEMENT OF SALE

                                 by and between

                           JOSHUA REALTY CORPORATION,
                                    as Seller

                                       and

                            BEACON PROPERTIES, L.P.,
                                    As Buyer


                            Re: Centerpointe I and II
                                Fairfax, Virginia



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                                Table of Contents

Paragraph         Caption                                              Page

 1.               Sale and Purchase                                        1
 2.               Purchase Price                                           2
 3.               Closing                                                  2
 4.               Condition of Title                                       2
 5.               Possession                                               4
 6.               Leases; Agreements                                       4
 7.               Closing Apportionments                                   5
 8.               Seller's Representations and Warranties                  7
 9.               Buyer's Representations and Warranties                   9
10.               Conditions to Closing                                    9
11.               Deliveries at Closing                                   11
12.               Default                                                 13
13.               Notices                                                 13
14.               Fire or Other Casualty                                  15
15.               Assignability                                           16
16.               Inspection Period                                       17
17.               Condemnation                                            18
18.               Brokers                                                 19
19.               Condition of Premises                                   19
20.               Survival of Provisions                                  21
21.               ERISA                                                   23
22.               Escrow Provisions                                       23
23.               Miscellaneous                                           24

Exhibits

A       Legal Description of Premises
B       List of Personal Property
C       List of Permitted Title Exceptions
D       List of Existing Leases
E       List of Existing Agreements
F       Form of Assignment and Assumption Agreement
G       Form of Centerpointe III Option Agreement
H       Form of Tenant Estoppel Certificate

                                       (i)




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I-1               Form of Special Warranty Deed
I-2               Form of Bill of Sale
J-1               Form of FIRPTA Certification
J-2               Form of Seller's Title Affidavit
K                 Form of Notice to Tenants
L                 List of Excluded Personal Property
M                 Seller's Closing Certificate
N                 Buyer's Closing Certificate

Schedules

7(a)              Copies of Existing Loan Documents
7(C)              Tenant Security Deposits
7(g)              Leasing Commissions and Tenant Improvement Costs
8(a)(iv)          Pending Litigation

                                      (ii)




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                                AGREEMENT OF SALE

         THIS AGREEMENT OF SALE (this "Agreement") made this 26 day of March, 1997 by and between JOSHUA REALTY CORPORATION, a Delaware corporation ("Seller") and Beacon Properties, L.P., a Delaware Partnership ("Buyer").

                              W I T N E S S E T H:

         1. Sale and Purchase. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, upon the terms and conditions set forth in this Agreement.

                  (a) Real Property. All that certain lot or piece of ground situate in Fairfax, Virginia, which is more fully described by metes and bounds on Exhibit A to this Agreement, together with the two office buildings and other improvements containing approximately 408,111 square feet situate thereon (the "Premises"), together with all rights and appurtenances pertaining to the Premises, including any right, title and interest of Seller in and to adjacent streets and rights-of-way.

                  (b) Tangible Personal Property. The fixtures, furnishings, equipment and other items of personal property owned by Seller and located on and used in connection with the operation of the Premises which are listed on Exhibit B to this Agreement (collectively, the "Tangible Personal Property").

                  (c) Intangible Personal Property. The intangible personal property listed below:

                           (i) the interests of Seller in all available
booklets, manuals and promotional and advertising materials concerning the Property and located at the Premises or at the offices of Lincoln Property Company, the manager of the Premises ("Manager");

                           (ii) Seller's interest in the name "Centerpointe,"
subject nevertheless to the right of Centerpointe III Limited Partnership ("CP III"), its successors and assigns, to utilize such name;

                           (iii) the interest of Seller in all existing surveys,
blueprints, drawings, plans and specifications (including, without limitation, structural HVAC, mechanical and plumbing plans and specifications) and other similar documentation for or with respect to the Premises or any part thereof (all to the extent assignable or transferable), to the extent in the possession of Seller or Manager;

                           (iv) all warranties and guaranties issued in
connection with the Property (all to the extent assignable or transferable); and

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                           (v) the interests of Seller in all consents,
authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other instrumentality (all to the extent assignable or transferable) with respect to the Premises;

(all of the foregoing, collectively, the "Intangible Personal
Property).

                  (d) Personal Property. The Tangible Personal Property and the Intangible Personal Property are sometimes collectively referred to in this Agreement as the "Personal Property."

         2. Purchase Price. The purchase price to be paid by Buyer to Seller for the Premises and the Personal Property is the sum of Fifty-Five Million Dollars ($55,000,000) (the "Purchase
Price"). The Purchase Price shall be paid as follows:

                  (a) Deposit. The sum of One Million Dollars ($1,000,000) (the "Deposit") by the delivery of funds to Commonwealth Land Title Insurance Company (the "Escrowee"). The Deposit shall be held by Escrowee in accordance with the provisions of Paragraph 22 of this Agreement.

                  (b) Loan Assumption. At Buyers's option, Thirty Million Dollars ($30,000,000) shall be paid at Closing by Buyer's assumption of and agreement to pay the loan (the "Existing Loan") evidenced by that certain promissory note (the "Existing Note") dated February 12, 1996 from Seller, as maker, to the Connecticut General Life Insurance Company, as payee ("Lender") in the stated principal amount of $30,000,000 and secured by, among other instruments, that certain Deed of Trust, Security Agreement and Assignment of Rents and Leases dated February 12, 1996 encumbering the Premises between Seller and Lender and recorded in the Office of the Clerk of the Circuit Court of Fairfax County, Virginia in Deed Book 9627 Page 54 (the "Existing Deed of Trust").

                  (c) Closing Payment. The balance of the Purchase Price shall be paid to Seller at Closing by wire transfer of immediate United States federal funds to Seller's account at a bank designated by Seller.

         3. Closing. Closing shall commence at 10:00 a.m. on April 24, 1997 (the "Closing Date") at the offices of Wolf, Block,
Schorr and Solis-Cohen, Twelfth Floor Packard Building, 15th and
Chestnut Streets, Philadelphia, Pennsylvania 19102.

         4.       Condition of Title.

                  (a)      (i)      Title to Premises. Fee simple title to the
Premises shall be conveyed by Seller to Buyer at the completion of Closing by a deed (the "Deed") containing Seller's special warranty in substantially the form of Exhibit I-1 to this Agreement, excluding from such warranty the Permitted Exceptions
(as defined below). Title to the Personal Property

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shall be conveyed by Seller to Buyer at the completion of Closing by a bill of sale ("Bill of Sale") in substantially the form of Exhibit I-2 to this Agreement. Title to the Premises shall be such as will be insured as good and marketable by Escrowee pursuant to the standard stipulations and conditions of the most current form of ALTA Policy of Owner's Title Insurance then in use in the State in which the Premises is located, free and clear of all liens and encumbrances except for the Permitted Exceptions. Buyer will pay the premium for the owner's policy and the cost of any endorsements to such policy. The term "Permitted Exceptions" shall mean the Existing Leases (as defined below), the additional title exceptions set forth on Exhibit C to this Agreement and any title exceptions defined as such under clause (ii) below. Title to the Personal Property shall also be subject to the Permitted Exceptions.

                           (ii) Title Defects. Not later than the expiration of
the Inspection Period (as defined in Paragraph 16(a)), Buyer shall deliver to Seller a current title commitment for the Premises issued by Escrowee, together with a written notice ("Title Notice") specifying any alleged defects in or objections to the title to the Premises which do not constitute Permitted Exceptions. Buyer shall be deemed to have waived its right to object to any encumbrance or other title objection existing at the Closing Date unless Buyer shall have timely given to Seller the Title Notice which specifies Buyer's objection, unless such encumbrance or other title objection was not a matter of record on the effective date of such title commitment. Upon Buyer's failure to timely object, such encumbrance or other title objection shall be deemed a Permitted Exception. Seller shall have no obligation to cure any alleged defect or objection raised in the Title Notice. If Buyer delivers a Title Notice, Seller shall have five (5) days after receipt of the Title Notice in which to notify Buyer in writing as to which of the alleged defects or objections raised in the Title Notice Seller will undertake to cure and which Seller declines to cure. If Seller fails to timely give such responsive notice to Buyer, Seller will be deemed to have declined to cure any alleged defect or objection raised in the Title Notice. In any event, Seller agrees to cure (i) any liens and encumbrances securing the payment of money which were voluntarily created by Seller and which are identified in Buyer's Title Notice or which arise after the date of Buyer's title commitment and (ii) any mechanic's liens. If Seller does not commit to undertake to cure any alleged title defect raised in Buyer's Title Notice by April 7, 1997, Buyer shall have the right, exercisable by notice to Seller given on or before April 11, 1997, to terminate this Agreement. If Buyer so terminates this Agreement, Escrowee is authorized and directed to return the Deposit to Buyer, and upon the return of the Deposit to Buyer, neither party shall have any further rights or obligations under this Agreement (except for the indemnity and confidentiality


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obligations of Buyer to Seller set forth in Paragraph 16(a) and 16(f) of this
Agreement which shall survive the termination of this Agreement). If Buyer does not so terminate this Agreement, those matters which Buyer objected to in the Title Notice and which Seller declined to cure shall be deemed Permitted Exceptions. If Seller fails to cure by Closing any alleged title defect or title objection which Seller notifies Buyer Seller will undertake to cure, Buyer shall have the rights set forth in Paragraph 4(b).

                  (b) Failure of Title. If on the Closing Date title to the Premises is not insurable as set forth in Paragraph 4(a) above, Buyer may elect, as its sole right and remedy, either (i) to take such title to the Premises as Seller can convey without abatement of the

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Purchase Price except for liens and encumbrances of an ascertainable amount which Seller has agreed to cure pursuant to Paragraph 4(a)(ii) or (ii) to terminate this Agreement by written notice to Seller and Escrowee and be paid the Deposit. Notwithstanding the foregoing provisions, Buyer agrees to accept title to the Premises and Personal Property subject to judgments against Seller if buyer's title insurer insures Buyer against loss by reason of such judgments. If Buyer so terminates this Agreement, Escrowee is authorized and directed to return the Deposit to Buyer, and upon the return of the Deposit to Buyer, neither party shall have any further rights or obligations under this Agreement (except for the indemnity and confidentiality obligations of Buyer to Seller set forth in Paragraph 16(a) and 16(f) of this Agreement which shall survive the termination of this Agreement).

         5. Possession. Possession of the Premises and the Personal Property is to be given by Seller to Buyer at the completion of Closing by delivery of the Deed and the Bill of Sale and by assignment of the Existing Leases.

         6.       Leases; Agreements.
                  (a) Existing Leases. If Seller intends, prior to Closing, to enter into new leases for portions of the Premises or to enter amendments of Existing Leases, Seller shall first submit to Buyer for Buyer's approval a term sheet (the "Leasing Term Sheet") identifying the tenant or proposed tenant and setting forth the material economic terms of such transaction. If Buyer does not disapprove such proposed lease transaction by written notice to Seller given within five (5) business days after Buyer's receipt of the Leasing Term Sheet, Buyer shall be deemed to have approved the proposed lease transaction which is the subject of such Leasing Term Sheet. Buyer acknowledges that it has approved the pending lease transactions described on Schedule 7(g) to this Agreement. Notwithstanding the foregoing, Seller shall not be required to obtain Buyer's consent to such amendments as Seller may be required to enter under the terms of an Existing Lease or which Seller may enter to confirm matters for which a tenant under an Existing Lease exercises an option (for example, an amendment to confirm the terms pursuant to which a tenant may lease expansion space following the exercise by such tenant of an expansion option). Seller shall promptly notify Buyer of any such amendments. Seller shall not enter any new lease or amend any Existing Lease, except as provided in this Paragraph. All existing leases listed on Exhibit D to this Agreement, together with lease amendments and new leases entered in accordance with this Paragraph, are collectively called the "Existing Leases." Without limiting the effect of any other condition to Closing contained in this Agreement, the termination of any of the Existing Leases prior to Closing by reason of the expiration of its term or by reason of the tenant's default or exercise of a termination right shall not excuse Buyer from its obligation to complete Closing and to pay the Purchase Price. At Closing, Buyer shall receive a credit on account of the Purchase Price equal to the amount of any lease termination or similar payment made by any tenant to Seller between the date of this Agreement and Closing.

                  (b) Existing Agreements. Seller shall also assign to Buyer at the completion of Closing, to the extent assignable, Seller's interests under the existing agreements listed on Exhibit E to this Agreement (collectively, the "Existing Agreements"). Seller shall,

                                        4




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prior to Closing, have the right to enter into new service agreements, provided any such agreement shall be terminable without penalty on not more than thirty
(30) days' notice. Seller shall promptly provide Buyer with a copy of any new service agreement. All such new service agreements shall also constitute Existing Agreements. The termination of any of the Existing Agreements prior to Closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price. Seller shall cause its existing management agreement with Manager to be terminated as of Closing.

                  (c) Assignment and Assumption. At Closing, Seller and Buyer shall execute and acknowledge an assignment and assumption agreement (the "Assignment and Assumption Agreement") in the form of Exhibit F to this Agreement pertaining to the Existing Leases and the Existing Agreements.

         7.       Closing; Apportionments.

                  (a) Items to be Apportioned. Personal property taxes, real estate taxes and annual municipal or special district assessments (on the basis of the actual fiscal years for which such taxes are assessed), sums paid to or payable by Seller under the Existing Agreements, prepaid fees for licenses and permits to remain in effect for Buyer's benefit after Closing, rent, parking fees and other sums paid to Seller under the Existing Leases shall be apportioned at Closing pro rata between Buyer and Seller on a per diem basis as of the Closing Date.

                  (b) Tenant Pass-Throughs. If the apportionment of any "escalation" payments relating to operating expenses, real estate taxes and assessments or other additional rent payments under any of the Existing Leases on account of periods prior to Closing and on account of sums which are attributable to expenses incurred by the lessor for periods of time prior to Closing, cannot be precisely determined at the time of Closing, Seller and Buyer shall reasonably estimate the apportionment of such sums, and such estimated sums shall be apportioned pro-rata between Buyer and Seller on a per diem basis as of the Closing Date. A post Closing adjustment shall be made, if necessary, between Buyer and Seller for such apportioned items within thirty (30) days after such sums can be precisely determined. Seller shall provide Buyer after Closing a final accounting of all escalatable operating costs for the portion of 1997 falling within the period of Seller's ownership of the Property.

                  (c) Tenant Security Deposits. At Closing, Seller shall credit against the Purchase Price the amount of all cash security deposits payable to tenants then held by or for Seller under the Existing Leases as set forth on
Schedule 7(c), together with an amount equal to interest thereon as may be required by law or under the terms of an Existing Lease. At Closing, Seller shall deliver to Buyer a current schedule of tenants and such security deposits. Seller shall not apply any tenant security deposit on account of a default by a tenant under its Existing Lease occurring between the date of this Agreement and Closing.

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                  (d) Utility Charges. Seller shall use reasonable efforts to obtain readings of a gas, water and electric meters on the Premises (other than meters measuring utility consumption whose charges are payable by tenants in accordance with the Existing Leases) to a date no sooner than two (2) days prior to the Closing Date. Seller shall pay all utility charges based upon such meter readings. However, if after reasonable efforts Seller is unable to obtain readings of any meters prior to Closing, Closing shall be completed without such readings and upon the obtaining thereof after Closing, Seller shall pay the charges incurred prior to Closing as determined based upon such readings. Seller shall not assign to Purchaser any deposits which Seller has with any utility service or company servicing the Premises.

                  (e) Unpaid Real Estate Taxes. If, on the Closing Date, bills for real estate taxes imposed upon the Premises for any part of the tax fiscal years in which Closing occurs have been issued but shall not have been paid, such taxes shall be paid at the time of Closing.

                  (f) Arrearages.

                      (i) Rent Arrearages. At or before Closing, Seller shall identify those tenants in arrears in the payment of rent or any other amount due Seller, and the amount thereof. Any payments received by Buyer after the Closing Date from a tenant so identified under any of the Existing Leases on account of rentals or other sums which are applicable to periods prior to Closing, shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods prior to Closing shall immediately be paid by Buyer to Seller; provided all payments by such tenants after Closing will be deemed as being applicable, first, as against current rental due, then, as against such arrearages which existed as of Closing. Seller shall be deemed to have retained all claims existing against tenants for arrearages under any of the Existing Leases as of Closing.

                      (ii) Contract Arrearages. Any payments received by Buyer after the Closing Date under any of the Existing Agreements on account of payments which are applicable to periods prior to Closing shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods prior to Closing shall immediately be paid by Buyer to Seller.

                      (iii) Accounting. Until the earlier to occur of (A) such time as Seller shall have received in full all sums which are potentially payable to it on account of any of the Existing Leases or the Existing Agreements as provided in subparagraphs (i) and (ii) above or (B) twelve (12) months after Closing, Buyer shall provide to Seller after Closing a monthly statement of rent received by Buyer under any of the Existing Leases or other sums received by Buyer under any of the Existing Agreements for those tenants and vendors pursuant to which Seller might be entitled to payments as provided in said subparagraphs.

                  (g) Leasing Commissions: Tenant Improvements. At Closing, Seller will either deliver to Buyer evidence of payment or provide a credit against the Purchase Price for those unpaid leasing commissions and tenant improvement allowance amounts shown on

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Schedule 7(g) to this Agreement as being payable by Seller. Buyer shall assume the obligations of Seller to pay any leasing commission and perform any tenant improvement work for which Buyer receives a credit on account of the Purchase Price under this Paragraph 7(g). At Closing buyer shall reimburse Seller for all leasing commissions and tenant costs actually paid or payable by Seller (i) for lease transactions entered after the date of this Agreement in accordance with Paragraph 6(a) of this Agreement, (ii) for lease transactions shown on Schedule 7(g) to this Agreement as being payable by Buyer and (iii) as a result of the renewal or expansion of Existing Leases which occur between March 4, 1997 and the Closing Date which are effectuated pursuant to existing renewal or expansion options under Existing Leases. Seller shall provide Buyer with invoices and evidence of Seller's payment of such costs for which Buyer is to reimburse Seller. Buyer shall timely pay after the Closing Date all leasing commissions and tenant costs which become due and payable after the Closing Date. Tenant costs include tenant improvement costs and if the lease so provides moving costs, design costs and incurred by the tenant, lease buyout costs and tenant inducement costs.

                  (h) Interest to Lender. Interest under the Note which is secured by the Existing Deed of Trust is payable monthly in arrears. Therefore, the interest portion of the monthly payment to be made to the holder of the Existing Note on the Closing Date, if Closing occurs on the day such payment is due and payable, or to be made on the next payment date if Closing does not occur on a date on which any payment is due and payable, shall be apportioned on a per diem basis for the monthly period preceding such payment, and Buyer shall be given a credit at Closing on account of the Purchase Price for the portion of such interest payment attributable to the period occurring prior to closing.

                  (i) Escrows. At Closing, Seller shall assign to Buyer all sums (if any) then held in escrow by the holder of the Existing Deed of Trust on account of real estate taxes and insurance premiums, if any, and Buyer shall pay to Seller at Closing a sum equal to such escrowed funds assigned to Buyer.

                  (j) Fees to Lender. Buyer will also pay the $150,000 assumption fee, if imposed by Lender, in connection with Buyer's assumption of the Existing Loan. If Buyer does not assume the Existing Loan and the Existing Loan is paid off at Closing, Buyer will also pay the prepayment fee or premium payable under the Existing Note.

                  (k) Transfer Tax. Buyer shall pay the state and county realty transfer taxes imposed in connection with the Deed or transactions contemplated by this Agreement. Seller shall pay the grantor's tax imposed in connection with the Deed or transactions contemplated by this Agreement.

         8.       Seller's Representations and Warranties.

                  (a) Seller represents and warrants to Buyer as follows:

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                  (i) Organization. Seller is a corporation, duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

                  (ii) Authorization. Seller has all requisite corporate power and authority to enter into and perform this Agreement, and Seller has duly authorized the execution and performance of this Agreement. No consent or approval from any third party is required in order to enable Seller to execute this Agreement and perform its obligations hereunder.

                  (iii) No Condemnation. To Seller's knowledge, there are no existing or pending condemnation proceedings affecting the Premises, nor, to Seller's actual knowledge, have any such condemnation proceedings been overtly threatened.

                  (iv) No Proceedings. Except as set forth on Schedule 8(a)(iv) to this Agreement, Seller has received no written notice of any pending actions, suits or proceedings against Seller or the Premises nor, to Seller's knowledge, is there any action, suit or proceeding against Seller or the Premises threatened which would prevent consummation by Seller of the sale of the Premises or materially and adversely affect the performance of any of Seller's other obligations to be performed under this Agreement. Seller has not received any written notice from any governmental authority claiming a violation or alleged violation of any law, rule, ordinance or code with respect to the Premises which remains uncured.

                  (v) Existing Leases. The list of Existing Leases attached to this Agreement as Exhibit D-1 is, to Seller's knowledge, true, correct and complete in all material respects. To Seller's knowledge, all of the Existing Leases listed on Exhibit D-1 are, except as otherwise noted thereon, in full force and effect and Seller has received no notice of default from any of the tenants thereunder which remains uncured. To Seller's knowledge, except as otherwise noted on Exhibit D-1, none of the tenants is in default under its Existing Lease (except for rental obligations for the current month) in any material respect. Except as set forth on Exhibit D-1, Seller has received no prepayments of rent under any Existing Lease. Exhibit D-1 contains a schedule of deposits made by tenants as security for such tenants' obligations under their Existing Leases presently on deposit with Seller for the account of tenants. Except as set forth on Exhibit D-1 or Schedule 7(g), (A) Seller has paid in full all concessions, relocation payments and tenant allowances and has completed all tenant improvement obligations under the Existing Leases and (B) all leasing commissions and fees due with respect to the current demised premises and current unexpired term of each Existing Lease have been paid in full. The copies of the Existing Leases previously delivered by Seller to Buyer are true and complete copies of such Existing Leases and the same have not been further amended, modified or supplemented.

                  (vi) Existing Agreements. Exhibit E is a true, correct and complete list of all Existing Agreements to which Seller is a party or by which Seller is bound for the provision of services to or management of the Premises. To Seller's knowledge, all of the Existing Agreements are in full force and effect and free from material default. The copies of

                                        8




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the Existing Agreements previously delivered by Seller to Buyer are true, correct and complete copies of such Existing Agreements and the same have not been further amended, modified or supplemented.

                  (vii) Existing Loan. Attached as Schedule 7(a) to this Agreement are true and correct copies of the Existing Note, Existing Deed of Trust, the Assignment of Rents and Leases from Buyer in favor of Lender, Borrower's Certificate, the Environmental Indemnification Agreement between Seller and Lender, the Tax Deposit Agreement among Seller, Lender and Columbia National Real Estate Finance, Inc., the Collateral Assignment of Contracts, Licenses and Permits and UCC Financing Statements. Such documents constitute all of the material documents executed by Seller at closing on the Existing Loan and none of such documents has been materially amended. Seller has received no written notice from Lender asserting any default by Seller under the Existing Loan.

                   (b) All references in this Paragraph 8 or elsewhere in this Agreement to "Seller's knowledge" shall refer solely to the actual knowledge of Stephen B. Hoover, Raymond L. Owens and Daniel Coughlan after having made inquiry of Terry Landers, Manager's on-site manager for the Premises, and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent (including Manager) of Seller or any affiliate of Seller, and shall not include inputed or constructive knowledge.

         9. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

                  (a) Organization. Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has all requisite partnership power and authority to carry on its business as now conducted.

                  (b) Authorization. Buyer has all requisite partnership power and authority to enter into and perform this Agreement and Buyer has or prior to the end of the Inspection Period, will have duly authorized the execution and performance of this Agreement. Buyer has received all approvals (except any approvals to be obtained during the Inspection Period) necessary to consummate the transactions described herein.

         10.      Conditions to Closing.

                  (a) Buyer shall not be obligated to complete Closing under this Agreement unless each of the following conditions shall be fulfilled on the Closing Date.

                      (i) Title Policy. Escrowee or another title insurance company authorized to transact business in the State of Virginia reasonably acceptable to Buyer and Buyer's counsel shall commit in writing to Buyer to issue an owner's policy of title insurance as described in Paragraph 4(a).

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                      (ii) Accuracy of Representations. The representations and
warranties made by Seller in this Agreement shall be true and correct as of the Closing Date in all material respects.

                      (iii) Seller's Performance. Seller shall have complied with and performed in all material respects all of its obligations under this Agreement.

                      (iv) Tenant Estoppel Certificates. Seller shall have obtained and delivered to Buyer by Closing Tenant Estoppel Certificates (as defined below) from American Management Systems, Inc. ("AMS") and from other tenants occupying not less than seventy-five percent (75%) of the remaining rentable area of the Premises not occupied by AMS. Seller may satisfy this condition by executing and delivering to Buyer at Closing Tenant Estoppel Certificates ("Seller Estoppels") with respect to any one or more Existing Leases for which no Tenant Estoppel Certificate was obtained; provided, Seller may not satisfy this condition by delivering a Seller Estoppel for AMS, Fujitsu or Liberty Mutual. Each Seller Estoppel shall cease to be effective, and Seller's obligations thereunder will terminate, upon the earlier of receipt from the applicable tenant of a Tenant Estoppel Certificate consistent with the requirements of this Paragraph or twelve (12) months after Closing. Seller agrees to use its reasonable efforts to cause tenants under the Existing Leases to deliver to Buyer at Closing a written statement ("Tenant Estoppel Certificate") in substantially the form of the tenant estoppel certificate set forth on Exhibit H to this Agreement or in the form which any tenant is required to give under its lease. Buyer agrees not to object to any non-material qualifications or modifications, including any "knowledge" qualification as to defaults which a tenant may make to the form of Tenant Estoppel Certificate. If any tenant has a claim which would entitle it to set-off the amount of the claim against rent due under such tenant's lease and the amount of such claim is ascertainable, Seller shall have the right, at its sole option, to give Buyer a credit against the cash portion of the Purchase Price payable at Closing in the amount of the claim and, in such event, Buyer shall, subject to the provisions of this Agreement, complete Closing subject to such claim.

                      (v) Centerpointe III Option. CP III shall have delivered to Buyer CP III's executive option agreement in the form of Exhibit G to this Agreement with respect to certain land located in Fairfax, Virginia and generally known as Centerpointe III (the "Option Agreement"). Prior to the end of the Inspection Period, Buyer will deliver to Seller a title commitment for the real property which is the subject of the Option Agreement. It shall be a condition of Buyer's obligation to close under this Agreement that, prior to Closing, Buyer and CP III shall agree upon the content of Exhibit B, List of Permitted Title Exceptions, to be inserted in such Option Agreement.

                  (b) Seller shall not be obligated to complete Closing under this Agreement unless each of the following conditions shall be fulfilled on the Closing Date:

                           (i)      Buyer's Performance. Buyer shall have paid
the Purchase Price and shall have complied with and performed in all material respects all of its other obligations under this Agreement.

                           (ii)     Loan Assumption. If Buyer assumes the
Existing Loan, Lender shall have agreed to release Seller from all liability under the Existing Loan accruing from and after Closing; provided, that this condition shall be deemed waived if Buyer elects to purchase the Premises without assuming the Existing Loan.

                           (iii)    Centerpointe III Option. Buyer and CP III
shall have agreed prior to Closing upon the content of Exhibit B, List of Permitted Title Exceptions, to be inserted in the Option Agreement.

         11.      Deliveries at Closing.

                  (a) Seller's Deliveries. On the Closing Date, Seller shall deliver to Buyer the following:

                           (i) Deed. The Deed.

                           (ii) Bill of Sale. The Bill of Sale.

                           (iii) Assignment and Assumption Agreement. The
Assignment and Assumption Agreement.

                           (iv) Authority Documents. A resolution, to evidence
Seller's authorization of performance of this Agreement and an incumbency certificate to evidence the capacity of the signatory for Seller.

                           (v) FIRPTA Certification and Title Affidavit. A
certificate in the form attached to this Agreement as Exhibit J-1 with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Section 1445, as amended, and the regulations issued thereunder) and an affidavit in the form of Exhibit J-2 in favor of the title insurer who will insure Buyer's title to the Premises (which affidavit shall in no event expand Seller's warranty contained in the Deed).

                           (vi) Keys. All keys, codes and other security devices
for the Property (to the extend in Seller's possession).

                           (vii) Tenant Notices. Written notice from Seller to
each tenant of the Property under the Existing Leases in substantially the form of Exhibit K to this Agreement.

                           (viii) Books and Records. Copies (to the extent in
Seller's possession) of all books and records for the orderly transition of operation of the Premises (delivery of same being deemed made by making them available to buyer at the office of Seller's managing agent).

                           (ix) Original Documents. The originals (to the extent
in Seller's possession) of all Existing Leases, all Existing Agreements, warranties, guaranties, permits and approvals, plans and specifications and all other materials owned by Seller relating to the Intangible Personal Property, the maintenance and operation of the Property and which are currently in Seller's possession (delivery of same being deemed made by making them available to Buyer at the office of Seller's managing agent).

                           (x) Seller's Closing Certificate. An executive
original of the Seller's Closing Certificate in the form attached as Exhibit M.

                           (xi) Termination of Management Agreement. Evidence of
the Termination of the existing Management Agreement with Manager with respect to the Property.

                           (xii) Closing Statement. An executive original
Closing Statement setting forth the calculation of the Purchase Price and the prorations provided for hereunder.

                           (xiii) Transfer Tax Forms. An executed original of
any transfer tax forms required in connection with the Closing.

                           (xiv) Other Documents. Any other documents which
Seller is obligated to deliver pursuant to this Agreement.

                    (b) Buyer's Deliveries. On the Closing Date, Buyer will deliver to Seller the following:

                           (i) Assignment and Assumption Agreement. The
Assignment and Assumption Agreement.

                           (ii) Tenant Notices. Written notice from Buyer to
each tenant of the Premises under the Existing Leases in substantially the form of Exhibit K to this Agreement.

                           (iii) Authority Documents. A resolution, to evidence
Buyer's authorization of performance of this Agreement, and an incumbency certificate to evidence the capacity of the signatory for Buyer.

                           (iv) Purchase Price. That portion of the Purchase
Price payable at Closing.

                           (v) Buyer's Closing Certificate. An executed original
of Buyer's Closing Certificate in the form attached as Exhibit N.

                           (vi) Transfer Tax Forms. An executed original of any
transfer tax forms required in connection with the Closing.

                           (vii) Other Documents. Any other documents which
Buyer is obligated to deliver pursuant to this Agreement.

         12.      Default.

                  (a) Buyer Default. If Buyer defaults under this Agreement at the Closing Date by failing to complete Closing in accordance with the terms of this Agreement, then on the Closing Date, Seller shall be entitled, as Seller's sole and exclusive remedy at law or in equity for such default by Buyer hereunder, to be paid the Deposit as liquidated damages and not as a penalty. Seller and Buyer agree that the actual damages to Seller in the event of such default are impractical to ascertain as of the date of this Agreement and that the amount of the Deposit is a reasonable estimate thereof. Nothing in this Paragraph, however, shall limit Seller's rights against Buyer by reason of any indemnity obligations of Buyer to Seller set forth in this Agreement, all of which shall survive the termination of this Agreement.

                  (b) Seller Default. If Seller defaults under this Agreement at or prior to the Closing Date by failing to complete Closing in accordance with the terms of this Agreement, then on the earlier of the Closing Date or the date of Seller's default, Buyer shall be entitled, as Buyer's sole and exclusive remedy, to institute an action for specific performance of this Agreement.

         13.      Notices.

                  (a) All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, (ii) by nationally recognized overnight courier service for next business day delivery, addressed to the other party at the addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (ii) above. Addresses and facsimile numbers of the parties are as follows:

                           As to Seller:

                           c/o GE Investments
                           3003 Summer Street
                           P.O. Box 7900
                           Stamford, Connecticut 06905

                           Attention: Raymond L. Owens
                           Fax: (203) 326-4169

                           With copies at the same time to:

                           GE Investments
                           3003 Summer Street
                           P.O. Box 7900
                           Stamford, Connecticut 06905
                           Attention: Michael J. Strone, Esquire
                           Fax: (203) 326-2497

                           and

                           Wolf, Block, Schorr and Solis-Cohen
                           Twelfth Floor Packard Building
                           15th and Chestnut Streets
                           Philadelphia, Pennsylvania 19102
                           Attention: James R. Williams, Esquire
                           Fax: (215) 977-2346

                           As to Buyer:

                           Beacon Properties, L.P.
                           50 Rowes Wharf
                           Boston, Massachusetts 02110
                           Attention: Ms. Erin O'Boyle
                           Fax: (617) 261-0152

                           with a copy at
                           the same time to:

                           Beacon Properties Corporation
                           50 Rowes Wharf
                           Boston, Massachusetts 02110
                           Attention: William A. Bonn, Esquire, General
                           Counsel
                           Fax: (617) 261-0152

                           and to

                           Goulston & Storrs
                           400 Atlantic Avenue
                           Boston, Massachusetts 02210

                           Attention: Jordan P. Krasnow, Esquire
                           Fax: (617) 574-4412

                           As to Escrowee:

                           Commonwealth Land Title Insurance Company
                           50 Federal Street
                           Boston, Massachusetts 02110
                           Attention: Haskell Shapiro
                           Fax: (617) 542-0636

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel.

                  (b) Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earlier of (i) actual receipt or refusal by the addressee or (ii) one day following the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government or delivered to the overnight courier service.

         14.      Fire or Other Casualty.

                  (a) Casualty Insurance. Seller agrees to maintain in effect until the Closing Date the fire and extended coverage insurance policies now in effect for the Premises.

                  (b) Casualty Damage. Subject to subparagraph (c) below, the obligations of the parties to complete Closing under this Agreement shall in no way be voided or impaired if the Premises or Personal Property, or any part thereof, shall be damaged or destroyed by fire or other casualty between the date of this Agreement and the Closing Date. If any such damage or destruction occurs after the date of this Agreement: (i) Seller shall provide Buyer with notice thereof, (ii) the cash proceeds of all fire and extended coverage insurance policies attributable to the Premises or the Personal Property received by Seller prior to the Closing Date and not used by Seller for the repair of the Premises and the Personal Property (and Buyer hereby authorizes Seller to use the proceeds for such purpose) shall be applied on account of the cash portion of the Purchase Price payable at Closing, (iii) the cash proceeds of such insurance proceeds retained by Lender on account of the Existing Loan shall be applied on account of that portion of the Purchase Price payable by Buyer's assumption of the Existing Loan or, if buyer does not assume the Existing Loan, shall be applied on account of the cash portion of the Purchase Price payable at Closing, (iv) all unpaid claims under such insurance policies attributable to the Premises and Personal Property shall be assigned by Seller to Buyer at the Closing and (v) at Closing Seller shall pay to Buyer an amount equal to Seller's deductible under such insurance policies attributable to the Premises and Personal Property.

                  (c) Right of Termination. Notwithstanding any of the preceding provisions of the Paragraph 14, if the cost to repair damage caused by fire or other casualty to the Premises exceeds One Million Dollars ($1,000,000), Buyer shall have the right to terminate this Agreement by written notice to Seller. Upon such termination, the Deposit shall be returned by Escrowee to Buyer and neither party shall have any further rights or obligations under this Agreement (except for the indemnity and confidentiality obligations of Buyer to Seller set forth in Paragraph 16(a) and 16(f) of this Agreement which shall survive the termination of this Agreement). If Buyer desires to terminate this Agreement pursuant to this subparagraph (c), Buyer, shall give a written notice of termination to Seller within ten (10) business days after Seller's notice to Buyer of the occurrence of the casualty. If Seller's notice pursuant to Paragraph 14(b)(i) is given to Buyer less than ten (10) business days prior to Closing, at Buyer's option Closing may be postponed to a date not earlier than ten (10) business days or later than thirty (30) days after Buyer's receipt of such notice.

         15. Assignability.

                  (a) Limited Assignment. Subject to the limitations set forth in subparagraph (b) below, this Agreement and all, but not part, of Buyer's rights under this Agreement may be assigned by Buyer, without the prior written consent of Seller, to an entity which is qualified to do business in the State in which the Premises is located and in which Buyer (and/or Beacon Properties Corporation ("BPC") and/or one or more entitled 100% owned and controlled by Buyer and/or BPC) owns for its own account not less than one hundred percent (100%) of the ownership interests therein and maintains control over the management and affairs of the entity; provided, however, that such assignment shall not release or relieve Buyer of an from any liability or obligation under this Agreement, and Buyer shall continue to be primarily liable to Seller under this Agreement. No such assignment shall be effective, however, unless and until Buyer shall have furnished to Seller both an executed copy of the assignment plus a written assumption agreement, in form satisfactory to Seller, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement. Seller shall have the right to rely in good faith on the genuineness and validity of the notice from Buyer of an assignment and to convey the Premises to the assignee without liability to Buyer or any other person.

                  (b) Prohibited Assignments. Notwithstanding the foregoing provisions of subparagraph (a), Buyer shall have no right to assign this Agreement to any entity owned or controlled by an employee benefit plan if Seller's sale of the Premises to such entity would, in the judgment of Seller or Seller's counsel, either create, otherwise cause, or raise a material question as to whether it would create or otherwise cause, a "prohibited transaction" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (c) Successors and Assigns. Except as provided in subparagraph
(a), Buyer may not assign or suffer an assignment of this Agreement and its rights under this Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

         16. Inspection Period.

                  (a) Right to Inspect. Buyer, and Buyer's agents and representatives, shall have the right, from time to time, through 5:00 p.m., Eastern Standard Time on April 3, 1997 ("Inspection Period"), during normal business hours, to enter upon the Premises for the purpose of inspection of the physical condition of the Premises (including a Phase I environmental assessment report, soils report, structural engineering report), evaluation of title, survey of the Premises, testing of machinery and equipment, evaluation of plans and specifications and generally for the reasonable ascertainment of the physical condition of the Premises; provided, however, that Buyer shall (i) give Seller at least one (1) business day prior notice of the time and place of such entry and permit a representative of Seller to accompany Buyer; (ii) restore any damage to the Premises or any adjacent property caused by such actions; (iii) indemnify, defend and save Seller and, as the case may be, its partners, trustees, shareholders, directors, officers, employees and agents (each, an "Indemnified Party") harmless of and from any and all claims, costs and liabilities actually incurred by any Indemnified Party such entry and such activities; (iv) not enter into any tenant's leased premises or communicate with any tenant without Seller's prior consent, which consent will not be unreasonably withheld, and in all such events Seller shall be afforded the opportunity to accompany Buyer's representatives when exercising any rights under this cause (iv). All such inspection rights shall be subject to the right of tenants under the Existing Leases. The costs of all inspections and examinations so performed shall be borne by Buyer.

                  (b) No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Premises or any part thereof.

                  (c) Right of Termination. Buyer shall have the right to terminate this Agreement by giving Seller written notice ("Termination Notice") on or prior to the end of the Inspection Period, which right shall be exercisable by Buyer in its sole discretion. Without limiting the foregoing, Buyer may terminate this Agreement pursuant to this Paragraph 16(c) if Buyer has not received all necessary internal board approvals Buyer may require by the end of the Inspection Period. Upon giving the Termination Notice, this Agreement shall immediately terminate (except for the indemnity and confidentiality obligations of Buyer to Seller under Paragraph 16(a) and 16(f) of this Agreement which shall survive termination of this Agreement) and Escrowee is authorized and directed to return the Deposit to Buyer. Buyer's failure to deliver the Termination Notice on or before the expiration of the Inspection Period shall be deemed a waiver of Buyer's right to terminate this Agreement under this Paragraph.

                  (d) Deliveries. Seller has furnished or made available to Buyer, and Buyer acknowledges receipt or the availability of, the following:

                           (i) Copies of plans and specifications for the
Premises, to the extent currently in Seller's possession.

                           (ii) The current books and records (excluding,
however, internal memoranda, financial projections, appraisals and projected budgets) customarily prepared by or at Seller's request with respect to the Premises, including, without limitation, to the extent so prepared, all ledgers, records of income, expense, capital expenditures, utility bills and the most recent property tax bill.

                           (iii) Copies of all service and maintenance contracts
currently in force with respect to the Premises.

                           (iv) Copies of all Existing Leases and other
occupancy agreements currently in force with respect to the Premises.

                  (e) NO WARRANTY. NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 16(d), BUYER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS DELIVERED BY SELLER HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER. SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHICH WERE NOT PREPARED BY SELLER.

                  (f) Buyer shall hold as confidential all information concerning Seller or the Premises obtained by Buyer in connection with the transactions contemplated by this Agreement. Buyer shall not, prior to completion of Closing, release any such information relating to Seller or the Premises without Seller's prior written consent, except pursuant to court order or as may otherwise be required by law. Seller hereby consents to Buyer's disclosure of information relating to Seller or the Premises to Buyer's prospective mortgage lenders and investors, consultants, officers, directors and attorneys, and pursuant to Paragraph 23(h).

         17.      Condemnation.

                  (a) Immaterial Taking. If any part of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof net of any expenses to Seller, including attorneys' fees of collecting the same. Seller shall promptly furnish Buyer with a copy of the declaration of taking promptly after Seller's receipt thereof.

                  (b) Material Taking. If any such taking of a portion of the Premises materially interferes with the use of the Premises for the purposes for which it is currently used, either Seller or Buyer may terminate this Agreement by written notice to the other party. Upon such termination, the Deposit shall be returned by Escrowee to Buyer and neither party shall have any further rights or obligations hereunder (except for the indemnity and confidentiality obligations of Buyer to Seller set forth in Paragraph 16(a) and 16(f) of this Agreement which will survive termination of this Agreement).

         18. Brokers. Each party represents and warrants to the other that it has dealt with no broker or other intermediary in connection with this transaction or the Premises other than Cushman & Wakefield (the "Disclosed Broker"), whose fees shall be payable by Seller pursuant to a separate agreement between Seller and Disclosed Broker, and Buyer shall have no liability or obligation in connection therewith. Each party shall indemnify, defend and save harmless the other of and from any claim for commission or compensation by any other broker or other intermediary claiming through the indemnifying party. The provisions of this Paragraph shall survive Closing.

         19. CONDITION OF PREMISES.

                  (A) ENTIRE AGREEMENT. THE ENTIRE AGREEMENT BETWEEN SELLER AND BUYER WITH RESPECT TO THE PREMISES AND THE PERSONAL PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND EXISTING AGREEMENTS HAVE BEEN PURCHASED BY BUYER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY

AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PREMISES OR THE PERSONAL PROPERTY OR THE AREAS SURROUNDING THE PREMISES, AS TO ANY MATTER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO INCOME OR EXPENSES IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY INSTRUMENT TO BE DELIVERED TO BUYER BY SELLER AT CLOSING. BUYER ACKNOWLEDGES THAT NEITHER SELLER, NOR ANY AGENT OR EMPLOYEE OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED, OTHER THAN AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY INSTRUMENT TO BE DELIVERED TO BUYER BY SELLER AT CLOSING. THIS PARAGRAPH SHALL SURVIVE CLOSING.

                  (b) CHANGE OF CONDITIONS. BUYER SHALL ACCEPT THE PREMISES AND THE PERSONAL PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME ARE AS OF THE END OF THE INSPECTION PERIOD, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF WEAR AND TEAR AND DAMAGE BY FIRE OR OTHER CASUALTY, SUBJECT NEVERTHELESS TO THE PROVISIONS OF PARAGRAPHS 14 AND 17. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS PROVIDED IN PARAGRAPHS 14 AND 17, BUYER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE PREMISES OR THE PERSONAL PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF WEAR AND TEAR OR DAMAGE BY FIRE OR OTHER CASUALTY, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT, EXCEPT AS PROVIDED IN SUBPARAGRAPH (c) BELOW, SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS TO THE PREMISES.

                  (c) Seller Repairs. Between the date of the execution of this Agreement and the Closing Date, Seller shall perform such repairs to the Premises and the Personal Property as Seller has customarily previously performed to maintain them in the same condition as they are as of the end of the Inspection Period, as said condition shall be changed by wear and tear and damage by fire or other casualty.

                  (d) RELEASE. WITHOUT LIMITING THE PROVISION OF SUBPARAGRAPH
(a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS,

TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE "CLAIMS") ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES AND PERSONAL PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES OR PERSONAL PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS (INCLUDING INDEMNITY AND CONTRIBUTION CLAIMS) ARISING UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT.

                  (e) NOTHING IN SUBPARAGRAPH 19(d) SHALL CONSTITUTE A RELEASE OF SELLER FOR ANY CLAIM MADE BY A THIRD PARTY AGAINST BUYER ASSERTING INJURY OR DAMAGE TO SUCH THIRD PARTY ARISING DURING SELLER'S OWNERSHIP OF THE PREMISES, PROVIDED (i) BUYER DELIVERS WRITTEN NOTICE TO SELLER OF THE THIRD PARTY CLAIM WITHIN THIRTY (30) DAYS AFTER BUYER'S RECEIPT OF THE THIRD PARTY CLAIM, (ii) SELLER SHALL BE PERMITTED TO INTERVENE IN DEFENDING THE THIRD PARTY CLAIM AND
(iii) BUYER DOES NOT SETTLE THE THIRD PARTY CLAIM WITHOUT THE WRITTEN CONSENT OF SELLER. A THIRD PARTY DOES NOT INCLUDE ANY DIRECT OR INDIRECT PRINCIPAL OR AFFILIATE OF BUYER. NOTWITHSTANDING ANYTHING CONTAINED IN THIS PARAGRAPH, BUYER AGREES THAT SELLER SHALL HAVE NO LIABILITY TO BUYER UNDER THIS PARAGRAPH (WHETHER BY REIMBURSEMENT OR CONTRIBUTION UNDER ENVIRONMENTAL LAWS OR OTHERWISE) FOR THE COST OF ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES, FOR THE COST OF ANY REPAIRS OR REPLACEMENTS TO THE PREMISES, OR FOR ANY OTHER COSTS OF REMEDIATING THE CONDITION GIVING RISE TO THE THIRD PARTY CLAIM (TOGETHER, "REMEDIATION COSTS") OR FOR BUYER'S LEGAL FEES AND COURT COSTS IN DEFENDING A THIRD PARTY CLAIM. BUYER SHALL PAY ALL REMEDIATION COSTS AND BUYER'S LEGAL FEES AND COURT COSTS. SELLER SHALL PAY ITS LEGAL FEES AND COURT COSTS.

                  (f) Seller Reports. Buyer acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of Seller's environmental reports (collectively the "Reports") or other documents relating to the Reports, and Buyer shall have no claim against Seller based upon the "Reports or such other documents relating to the Reports. Buyer further acknowledges that Buyer has had full opportunity to perform such environmental, engineering, legal and financial investigations and evaluations of the Premises as Buyer deems appropriate prior to entering into this Agreement or shall have such opportunity during the Inspection Period, and Buyer has obtained or shall obtain its own environmental, engineering, legal and financial assessments of the Premises.

                  (g) Effect of Disclaimers. Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Premises and Personal Property are being sold subject to the provisions of this Paragraph 19 and that Seller would have charged a higher purchase price if the provisions in this Paragraph 19 were not agreed upon by Buyer.

         20. Survival of Provisions.

                  (a) Notwithstanding any provision to the contrary set forth in this Agreement, the agreements and obligations of Buyer under Paragraph 7, 16(a), 16(e), 16(f), 18, and 19, and 23(h) shall survive Closing, and the warranties and representations of Buyer set forth in Paragraph 9 shall survive Closing under this Agreement for a period of twelve (12) months.

                  (b) (i) Notwithstanding any provision to the contrary set forth in this Agreement, the agreements and obligations of Seller under Paragraph 7, 18 and 23(h) shall survive Closing, and the warranties and representations of Seller set forth in Paragraph 8(a) (the "Surviving Warranties") shall survive Closing under this Agreement for a period of twelve
(12) months, as the same may be extended pursuant to Paragraph 20(b)(iii). Notwithstanding the foregoing, the representations and warranties of Seller contained in Paragraph 8(a)(v) with respect to any Existing Lease shall not survive the delivery to Buyer of a Tenant Estoppel Certificate confirming matters represented and warranted by Seller with respect to such Existing Lease. For example, if Buyer receives a Tenant Estoppel Certificate from a tenant and such certificate confirms some but not all of Seller's representations and warranties with respect to such Existing Lease contained in Paragraph 8(a)(v), the representations and warranties of Seller with respect to the matters so confirmed shall not survive Closing and the representations and warranties of Seller with respect to the matters not so confirmed shall survive Closing as provided herein.

                      (ii) If Buyer determines that any of the Surviving Warranties are breached prior to the Closing Date, Buyer's sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination on or prior to the Closing Date. If Buyer fails to timely give such written termination notice to Seller, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) against Seller by reason of the breach of such warranty. If Buyer terminates this Agreement pursuant to this Paragraph, Buyer shall be entitled to the return of the Deposit, and upon the return of the Deposit to Buyer, neither Buyer nor Seller shall have any further rights nor obligations under this Agreement (except for the indemnity and confidentiality obligations of Buyer to Seller set forth in Paragraph 16(a) and 16(f) of this Agreement).

                      (iii) Seller shall have no liability to Buyer by reason of a breach or default of any of the Surviving Warranties unless Buyer shall have given to Seller written notice ("Warranty Notice") of such breach or default within twelve (12) months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer's learning of such breach of warranty. In no event shall Seller's liability to Buyer by reason of a breach or default of any or all of the Surviving Warranties exceed $2,000,000, and Seller shall have no liability to Buyer for breach of the Surviving Warranties except to the extent of the loss incurred by Buyer as a result thereof exceeds $50,000. Any litigation to enforce any Surviving Warranty must be commenced within three (3) months from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.

         21. ERISA. Seller and Buyer hereby agree that, if the transactions contemplated by this Agreement are non-exempt prohibited transactions under
Section 406 of ERISA, Seller shall not be obligated to sell the Premises to Buyer and Buyer shall not be obligated to purchase the Premises from Seller.

         22. Escrow Provisions.

                  (a) Investment of Deposit. Escrowee shall invest the Deposit in such accounts, commercial paper, U.S. government securities, repurchase agreements or other instruments as Purchaser shall from time-to-time direct and Seller may approve. Escrowee shall promptly advise Seller and Buyer of the investment of the Deposit. All interest earned on the Deposit shall be added to the deemed part of the Deposit.

                  (b) Payment at Closing. If the Closing is completed under this Agreement, Escrowee shall deliver the Deposit to Seller on the Closing Date on account of the Purchase Price.

                  (c) Other Payment. Notwithstanding anything contained in this Agreement, upon receipt of any written notice from Seller or Buyer claiming the Deposit pursuant to the provisions of this Agreement, Escrowee shall promptly forward a copy thereof to the other party and, unless such other party within ten (10) days thereafter notifies Escrowee of any objection to such request for the disbursement of the Deposit, Escrowee shall disburse the Deposit to the party demanding the same and Escrowee shall thereupon be released and discharged from any further duty or obligation under this Agreement.

                  (d) Stakeholder. Escrowee is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrowee is obligated to deliver the Deposit, or as to whom the Deposit is to be delivered, Escrowee may refuse to make any delivery and may continue to hold the Deposit until receipt by Escrowee of written authorization, signed by both Seller and Buyer, directing the disposition of the Deposit or, in the absence of such joint written authorization, until final determination of the rights of the parties in appropriate judicial proceeding. Escrowee may also bring an appropriate action or proceeding for leave to deposit the Deposit in a court of competent jurisdiction located in Fairfax, Virginia and to interplead Seller and Buyer. Upon making delivery of the Deposit, Escrowee shall have no further liability with respect to the Deposit. Seller and Buyer agree that the duties of Escrowee in its capacity as escrow holder under this Agreement are ministerial in nature and that Escrowee shall incur no liability except for its willful misconduct or gross negligence so long as Escrowee acts in good faith.

                  (e) Tax Information. The federal tax identification number of Buyer is 04-3224259. The federal tax identification number of Seller is 06-1184599.

                  (f) Escrow Fees. Seller and Buyer shall each pay one-half of the fees and expenses, if any, due to Escrowee as compensation for its escrow services pursuant to this Agreement, and shall each reimburse Escrowee for one-half of the expenses incurred by Escrowee in discharging its duties and obligations as escrow holder under this Agreement.

         23. Miscellaneous.

                  (a) Captions or Headings; Interpretation. The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

                  (b) Amendments and Waivers. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Seller.

                  (c) No Rule of Construction. This Agreement has been negotiated at arms length by both Seller and Buyer, and no rule of construction shall be invoked against either party with respect to the authorship thereof or of any of the documents to be delivered by the respective parties at the Closing.

                  (d) Counterparts. This Contract may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.

                  (e) Applicable Law. This Agreement shall be governed and construed according to the laws of the State in which the Premises is located.

                  (f) Right to Waive Conditions or Contingency. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

                  (g) Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                  (h) Public Disclosure of Agreement. Seller acknowledges that Beacon Properties Corporation, the general partner of Buyer, is a publicly owned corporation subject to regulation by the Securities and Exchange Commission ("SEC"), and that the regulations of the SEC may require that Buyer disclose the existence of this Agreement and the contents of some or all of the documents and materials delivered by Seller. Accordingly, Seller expressly consents to the disclosure of the terms and conditions of this transaction, this Agreement itself, and terms of any document or materials which Buyer in good faith believes should be disclosed in connection with fulfillment of its disclosure requirements under SEC regulations. In addition, following Closing, Buyer shall have the right to issue press releases announcing this transaction. Seller shall be entitled to a prior review and approval of the press release.

                  (i) Property Excluded. This sale does not include, and Seller shall remove the Premises prior to Closing, the items of personal property listed on Exhibit L to this Agreement. Prior to the Closing Date, Seller shall repair in a reasonable manner, all holes and other damage to the building directly resulting from the removal by Seller from the building of the items of property not included in this sale.

                  (j) Agreement Not To Be Recorded. This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record. If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Premises. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller's other rights and remedies, may treat such act as a default of this Agreement on the part of Buyer. However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Paragraph.

                  (k) Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at Closing are hereby mutually waived, but nothing herein contained shall be construed as a waiver of Seller's obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the Purchase Price.

                  (l) Time of the Essence. Time, wherever specified herein for the performance by Seller or Buyer of any of their respective obligations hereunder (including, without limitation the time deadline for Buyer's delivery of a Termination Notice under Paragraph 16), is hereby made and declared to be of the essence of this Agreement.

                  (m) Computation of Periods. If the final day of any period of time in any provision of this agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State in which the Premises is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

                  (n) Exhibits. All exhibits annexed to this Agreement are incorporated by reference into and made a part of this Agreement.

                  (o) Right to Audit. Pursuant to Paragraph 16(d), Seller has furnished or made available to Buyer certain financial statements and balance sheets for the Property. In order to comply with SEC regulations, Buyer may need the right prior to or subsequent to Closing, to conduct an audit of Seller's books and records for the Property in conformity with Section 3.14 of SEC Regulation SX for 1994, 1995, 1996 and/or for Seller's period of ownership during the year in which the Closing occurs. Seller hereby agrees to permit Buyer and Buyer's accountants access to such books and records (including those maintained by Manager) and to cooperate with Buyer, and to cause Seller's accountants to cooperate with Buyer, at no cost to Seller, to enable such audit to be performed. Buyer agrees that no information disclosed in such audit will alter any obligation of Buyer. The provisions of this Paragraph 23(o) shall survive the Closing indefinitely.

         IN WITNESS WHEREOF, the parties, intending legally to be bound, have executed this Agreement as of the date first above written.

                                            SELLER:

                                            JOSHUA REALTY CORPORATION



                                            By: /s/ Stephen B. Hoover
                                                ________________________________
                                                Name: Stephen B. Hoover
                                                Title: Executive Vice President



                                            BUYER:

                                            BEACON PROPERTIES, L.P.



                                            By: Beacon Properties Corporation
                                                General Partner



                                            By: /s/ Charles H. Cremens
                                                ____________________________
                                                Name:  Charles H. Cremens
                                                Title: Senior Vice President

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (this "Agreement") made this ____ day of ___________________, 1997 by and between CENTERPOINTE III LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller") and BEACON PROPERTIES, L.P., a Delaware limited partnership ("Buyer").


                              W I T N E S S E T H:

         In consideration of the covenants and provisions contained herein, the parties agree as follows:

         1. Grant.

            (a) For and in consideration of the sum of _________________ Dollars ($____________) paid by Buyer on the signing of this Agreement, receipt of which is hereby acknowledged by Seller, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer grant to the other the right, privilege and option, exercisable on the terms set out below in Paragraph 2 (the "Option"), to effect the sale of that certain lot or piece of ground containing approximately 7.85 acres and situate in Fairfax, Virginia, which is more fully described by metes and bounds on Exhibit A to this Agreement (the "Real Property"), together with all rights and appurtenances pertaining to the Real Property, including any right, title and interest of Seller in and to adjacent streets and rights-of-way, and Seller's interests in the Intangible Personal Property (defined below). Seller and Buyer stipulate and agree that the Real Property has the potential for approximately 341,948 square feet of developable office space (the "Agreed Amount of Developable Office FAR").

            (b) The Intangible Personal Property shall refer to the interests of Seller in all existing surveys, consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other instrumentality (all to the extent assignable or transferable) with respect to the Real Property. The Real Property and Intangible Personal Property are collectively referred to as the "Property."


            (c) Concurrently with the execution of this Agreement, the parties have executed a Memorandum of Option (the "Memorandum") which Buyer may, at its election, record with the Office of the Clerk of the Circuit Court of Fairfax County, Virginia (the "Recorder's Office"), and have also executed and delivered to Commonwealth Land Title Insurance Company (the "Escrowee") to be held in escrow a Termination of Memorandum of Option (the "Termination") pending termination of this Agreement or the completion of Closing.

         2. Exercise.

         (a) Subject to Paragraphs 2(c) and 2(d) below, the Option may be exercised by Buyer or Seller by written notice (the "Option Notice") given to the other party on or before the Option Expiration Date. The "Option Expiration Date" shall be the earlier to occur of (I______,2000 [insert day which is three
(3) years from the date of this Agreement] or (ii) the date which is forty-five
(45) days after the date Buyer receives written notice from Seller that Seller intends to begin development of the Real Property. In no event may Seller deliver the notice contemplated by clause (ii) of the immediately preceding sentence prior to the earlier of January 1, 1998 or the date of the Final Local Master Plan Amendment (as defined in Paragraph 14, below). The period from the date of this Agreement to the Option Expiration Date is called the "Term of the Option." If the Option is not exercised on or before the Option Expiration Date, this Agreement shall automatically terminate, neither party shall have any further obligations hereunder and Escrowee is authorized and directed to record the Termination in the Recorder's Office. If, however, the Option is exercised by Buyer or Seller on or before the Option Expiration Date, this Agreement, together with the Option Notice from the party exercising this Option, shall be deemed to be an Agreement of Sale and Purchase between Seller and Buyer with respect to the Property pursuant to the terms and provisions set forth below, without the necessity of any further act or agreement.

         (b) If not previously exercised by Seller, Buyer shall have the right to exercise the Option at any time during the Term of the Option. To be effective, Buyer's Option Notice must be accompanied by delivery of the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit") to Escrowee. The Deposit shall be held by Escsrowee in accordance with the provisions of Paragraph 22 of this Agreement.

         (c) If not previously exercised by Buyer, Seller shall have the right to exercise the Option during the period commencing sixty (60) days prior to the Option Expiration Date and expiring on the Option Expiration Date; provided, that prior to such exercise of the Option the Average Appraised Value (as defined below) of the Property shall have first been established and that the Average Appraised Value of the Property is equal to or greater than $3,419,480. Within thirty (30) days after receipt of a request from Seller ("Seller's Appraisal Request"), Buyer shall engage a Qualified Appraiser to prepare an MAI appraisal of the Property. A "Qualified Appraiser" is an appraiser having not less than five (5) years' appraisal experience in the Fairfax County, Virginia market area. Seller shall also engage a Qualified Appraiser to perform such an appraisal of the Property. In preparing such appraisals, the appraisers shall be instructed to assume that the Real Property has been zoned to permit an office use development of not less than the Agreed Amount of Developable Office FAR and to prepare the appraisal in accordance with the instructions set forth on
Schedule 2(c) to this Agreement. The Qualified Appraisers so engaged shall deliver their appraisal reports within thirty (30) days after being so engaged. If the value of the Property reported by either appraisal is five percent (5%) or less than the value reported by the other, then the "Average Appraised Value" of the Property shall be the average of the two (2) appraisals. If the values are more than five percent (5%) apart, then within ten (10) days after submission of the last of the appraisals to be submitted to either Seller or Buyer, the two (2) Qualified Appraisers shall engage a third Qualified Appraiser to prepare such an appraisal of the Property and to deliver such appraisal report to Seller and Buyer within thirty (30) days after being so engaged. In such event, the Average Appraised Value of the Property shall be equal to average of the two closest appraised values, unless one of the three appraised values is equidistant from the other two, in which case the Average Appraised Value shall equal such middle appraised value. If the Qualified Appraiser selected by either buyer or Seller does not submit its appraisal report within the time period specified above, the appraised value reported by the Qualified Appraiser which does timely submit its report shall constitute the Average Appraised Value of the Property. Each party shall pay the costs of any Qualified Appraiser selected by it, and shall pay one-half of the costs charged by the third Qualified Appraiser.

         (d) If not previously exercised by either party, Seller shall have the right to exercise the Option at any time during the Term of the Option if Seller executes a New AMS Lease. A "New AMS Lease" shall be a lease agreement (i) with American Management Systems, Inc. ("AMS") to lease space exceeding 200,000 rentable square feet within a new, build-to-suit office building to be built on the Real Property, (ii) which shall yield to Buyer a Stabilized Return (as defined in Schedule 2(d) of ten percent (10%) per annum (cash on bona fide third-party costs) on all Budgeted Development Costs (as defined in Schedule 2(d)), and (iii) which shall otherwise be substantially in the form of the existing AMS Lease for Centerpointe I and II, shall provide a reasonable, realistic time frame for the delivery of the leased space, and shall be for a term of not less than ten (10) years with no contingencies or termination rights prior to the tenth year of the term in favor of AMS (other than reasonable and customary termination rights for failure to timely complete construction or failure to rebuild following casualty or eminent domain).

         3. Purchase Price.

            (a) The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be a sum calculated as follows:

                  (i) If Buyer exercises the Option pursuant to Paragraph 2(b), the Purchase Price shall be the product of the Agreed Amount of Developable Office FAR multiplied by:

                  (A) subject to the provisions of Paragraph 3(a)(i)(B), Eighteen Dollars and Thirty Five Cents ($18.35) if Buyer exercises the Option during the period from the date of this Agreement to and including the day immediately preceding the first anniversary of the date of this Agreement;

                  (B) notwithstanding the provisions of Paragraph 3(a)(i)(A), Twenty Dollars ($20.00) if Buyer exercises the Option during the period beginning on the date Seller gives Buyer written notice that Seller has entered active negotiations with AMS for the New AMS Lease to and including the first anniversary of the date of this Agreement; provided, that if Seller fails to execute a New AMS Lease within four (4) months following the date of Buyer's exercise of the Option, this Paragraph 3(a)(i)(B) shall be of no force or effect and the calculation of the Purchase Price shall be governed by Paragraph 3(a)(i)(A);

                  (C) Twenty Dollars ($20.00) if Buyer exercises the Option during the period beginning on the first anniversary of the date of this Agreement to and including the day immediately preceding the second anniversary of the date of this Agreement; and

                  (D) Twenty One Dollars and Eighty Cents ($21.80) if Buyer exercises the Option during the period beginning on the second anniversary of the date of this Agreement to and including the Option Expiration Date.

                  (ii) If Seller exercises the Option pursuant to Paragraph 2(c), the Purchase Price shall equal the greater of (A) $4,428,226.60 (which amount equals the product obtained by multiplying the Agreed Amount of Developable Office FAR times $12.95) or (B) the Average Appraised Value.

                  (iii) If Seller exercises the Option pursuant to Paragraph 2(d) prior to the second anniversary of the date of this Agreement, the Purchase Price shall equal $6,838,960 (which amount equals the product obtained by multiplying the Agreed Amount of Developable Office FAR times $20.00).

                  (iv) If Seller exercises the Option pursuant to Paragraph 2(d) on or after the second anniversary of the date of this Agreement, the Purchase Price shall equal $7,454,466 (which amount equals the product obtained by multiplying the Agreed Amount of Developable Office FAR times $21.80).

          (b) Buyer shall pay the Purchase Price at Closing by wire transfer of immediate United States federal funds to Seller's account at a bank designated by Seller.

         4. Closing. Closing shall commence at 10:00 a.m. on the date which is thirty (30) days after the date of the Option Exercise Notice (the "Closing Date") at the offices of Wolf, Block, Schorr and Solis-Cohen, Twelfth Floor Packard Building, 15th and Chestnut Streets, Philadelphia, Pennsylvania 19102; provided, if such thirtieth day is a Saturday, Sunday or a holiday observed by federally insured banks in the State in which the Real Property is located, the Closing Date shall be the next day which is not a Saturday, Sunday or holiday.

         5. Condition of Title.

                  (a) Title to Real Property. Fee simple title to the Real Property shall be conveyed by Seller to Buyer at the completion of Closing by a deed (the "Deed") containing Seller's special warranty in substantially the form of Exhibit C-1 to this Agreement, excluding from such warranty the Permitted Exceptions (as defined below). Title to the Intangible Personal Property shall be conveyed by Seller to Buyer at the completion of Closing by a bill of sale ("Bill of Sale") in substantially the form of Exhibit C-2 to this Agreement. Title to the Property shall be such as will be insured as good and marketable by Escrowee pursuant to the standard stipulations and conditions of the most current form of ALTA Policy of Owner's Title Insurance then in use in the State in which the Real Property is located, free and clear of all liens and encumbrances except for the Permitted Exceptions. Buyer will pay the premium for the owner's policy and the cost of any endorsements to such policy. The term "Permitted Exceptions" shall mean the title exceptions set forth on Exhibit B to this Agreement.'

                  (b) Failure of Title. If on the Closing Date title to the Property is not insurable as set forth in Paragraph 5(a) above, Buyer may elect, as its sole right and remedy, either (i) to take such title to the Property as Seller can convey without abatement of the Purchase Price except for liens and encumbrances securing the payment of money which were voluntarily created by Seller and mechanic's liens or (ii) to terminate this Agreement by written notice to Seller and Escrowee and be paid the Deposit. Notwithstanding the foregoing provisions, Buyer agrees to accept title to the Property subject to judgments against Seller if Buyer's title insurer insures Buyer against loss by reason of such judgments.

         6. Possession. Possession of the Property is to be given by Seller to Buyer at the completion of Closing by delivery of the Deed.

         7. Closing: Apportionments.

                  (a) Items to be Apportioned. Personal property taxes, real estate taxes and annual municipal or special district assessments (on the basis of the actual fiscal years for which such taxes are assessed), prepaid fees for licenses and permits to remain in effect for Buyer's benefit after Closing shall be apportioned at Closing pro rata between Buyer and Seller on a per diem basis as of the Closing Date.

                  (b) Unpaid Real Estate Taxes. If, on the Closing Date, bills for real estate taxes imposed upon the Property for any part of the tax fiscal years in which Closing occurs have been used but shall not have been paid, such taxes shall be paid at the time of Closing.

                  (c) Transfer Tax. Buyer shall pay the state and county realty transfer taxes imposed in connection with the Deed or transactions contemplated by this Agreement. Seller shall pay the grantor's tax imposed in connection with the Deed or transactions contemplated by this Agreement.

         8. Seller's Representations and Warranties.

                  (a) Seller represents and warrants to Buyer as follows:

                  (i) Organization. Seller is a limited partnership, duly organized and validly subsisting under the laws of the State of Delaware and has all requisite partnership power and authority to carry on its business as now conducted.

                  (ii) Authorization. Seller has all requisite partnership power and authority to enter into and perform this Agreement, and Seller has duly authorized the execution and performance of this Agreement. No consent or approval from any third party is required in order to enable Seller to execute this Agreement and perform its obligations hereunder.

                  (iii) No Condemnation. To Seller's knowledge, there are no existing or pending condemnation proceedings affecting the Property, nor, to Seller's actual knowledge, have any such condemnation proceedings been overtly threatened.

                  (iv) No Proceedings. Except as set forth on Schedule 8(a)(iv) to this Agreement, Seller has received no written notice of any pending actions, suits or proceedings against Seller or the Property nor, to Seller's knowledge, is there any action, suit or proceeding against Seller or the Property threatened which would prevent consummation by Seller of the sale of the Property or materially and adversely affect the performance of any of Seller's other obligations to be performed under this Agreement. Seller has not received any written notice from any governmental authority claiming a violation or alleged violation of any law, rule, ordinance or code with respect to the Property which remains uncured.

                  (b) All references in this Paragraph 8 or elsewhere in this Agreement to "Seller's knowledge" shall refer solely to the actual knowledge of Stephen B. Hoover, Raymond L. Owens and Daniel Coughlan and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall not include imputed or constructive knowledge.

         9. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

                  (a) Organization. Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has all requisite partnership power and authority to carry on its business as now conducted.

                  (b) Authorization. Buyer has all requisite partnership power and authority to enter into and perform this Agreement and Buyer has duly authorized the execution and performance of this Agreement. Buyer has received all approvals (except any approvals to be obtained during the Inspection Period) necessary to consummate the transactions described herein.

         10. Conditions to Closing.

                  (a) Buyer shall not be obligated to complete Closing under this Agreement unless each of the following conditions shall be fulfilled on the Closing Date:

                    (i) Title Policy. Escrowee or another title insurance company authorized to transact business in the State of Virginia reasonably acceptable to Buyer and Buyer's counsel shall commit in writing to Buyer to issue an owner's policy of title insurance as described in Paragraph 5(a).

                    (ii) Accuracy of Representations. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date in all material respects.

                    (iii) Seller's Performance. Seller shall have complied with and performed in all material respects all of its obligations under this Agreement.

                  (b) Seller shall not be obligated to complete Closing under this Agreement unless Buyer shall have paid the Purchase Price and shall have complied with and performed in all material respects all of its other obligations under this Agreement.

         11. Deliveries at Closing.

                  (a) Seller's Deliveries. On the Closing Date, Seller shall deliver to Buyer the following:

                    (i) Transfer Documents. The Deed and Bill of Sale.

                    (ii) Authority Documents. A resolution, to evidence Seller's authorization of performance of this Agreement and an incumbency certificate to evidence the capacity of the signatory for Seller.

                    (iii) FIRPTA Certification and Title Affidavit. A certificate in the form attached to this Agreement as Exhibit D with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Section 1445, as amended, and the regulations issued thereunder) and an affidavit in the form of Exhibit E in favor of the title insurer who will insure Buyer's title to the Property (which affidavit shall in no event expand Seller's warranty contained in the Deed).

                    (iv) Original Documents. The originals (to the extent in Seller's possession) of all Intangible Personal Property.

                    (v) Seller's Closing Certificate. An executed original of the Seller's Closing Certificate in the form attached as Exhibit F.

                    (vi) Closing Statement. An executed original Closing Statement setting forth the calculation of the Purchase Price and the prorations provided for hereunder.

                    (vii) Transfer Tax Forms. An executed original of any transfer tax forms required in connection with Closing.

                    (viii) New AMS Lease. If the Closing is occurring as a result of an exercise of the Option by Seller under Paragraph 2(d), Seller shall also deliver an executed original of the New AMS Lease, an estoppel certificate from AMS and any security deposit being held by Seller thereunder.

                    (ix) Other Documents. Any other documents which Seller is obligated to deliver pursuant to this Agreement.

                  (b) Buyer's Deliveries. On the Closing Date, Buyer will deliver to Seller the following:

                    (i) Authority Documents. A resolution, to evidence Buyer's authorization of performance of this Agreement, and an incumbency certificate to evidence the capacity of the signatory for Buyer.

                    (ii) Purchase Price. That portion of the Purchase Price payable at Closing.

                    (iii) Buyer's Closing Certificate. An executed original of the Buyer's Closing Certificate in the form attached as Exhibit G.

                    (iv) Closing Statement. An executed original Closing Statement setting forth the calculation of the Purchase Price and the prorations provided for hereunder.

                    (v) Transfer Tax Forms. An executed original of any transfer tax forms required in connection with Closing.

                    (vi) Other Documents. Any other documents which Buyer is obligated to deliver pursuant to this Agreement.

         12.  Default

                  (a) Buyer Default. If Buyer defaults under this Agreement at the Closing Date by failing to complete Closing in accordance with the terms of this Agreement, then, provided Buyer has posted the Deposit, on the Closing Date Seller shall be entitled, as Seller's sole and exclusive remedy at law or in equity for such default by Buyer hereunder, to be paid the Deposit as liquidated damages and not as a penalty. In such event, Seller and Buyer agree that the actual damages to Seller in the event of such default are impractical to ascertain as of the date of this Agreement and that the amount of the Deposit is a reasonable estimate thereof. Nothing in this Paragraph, however, shall limit Seller's rights against Buyer by reason of any indemnity obligations of Buyer to Seller set forth in this Agreement, all of which shall survive the termination of this Agreement. Notwithstanding the foregoing, if Buyer has not posted a Deposit by reason of the Option having been exercised by Seller, and if Buyer defaults under this Agreement at the Closing Date by failing to complete Closing in accordance with the terms of this Agreement, then Seller shall be entitled to pursue all remedies available to Seller at law or in equity including, without limitation, the right to institute an action for specific performance of this Agreement.

                  (b) Seller Default. If Seller defaults under this Agreement at or prior to the Closing Date by failing to complete Closing in accordance with the terms of this Agreement, then on the earlier of the Closing Date or the date of Seller's default, Buyer shall be entitled, as Buyer's sole and exclusive remedy, to institute an action for specific performance of this Agreement.

         13. Notices.

                  (a) All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, (ii) by nationally recognized overnight courier service for next business day delivery, addressed to the other party at the addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (ii) above. Addresses and facsimile numbers of the parties are as follows:

                           As to Seller:

                           c/o GE Investments
                           3003 Summer Street
                           P.O. Box 7900
                           Stamford, Connecticut 06905
                           Attention: Raymond L. Owens
                           Fax: (203) 326-4169

                           with copies at
                           the same time to:

                           Centerpointe III Limited Partnership
                           c/o GE Investments
                           3003 Summer Street

                           P.O. Box 7900
                           Stamford, Connecticut 06905
                           Attention: Michael J. Strone, Esquire
                           Fax: (203) 326-2497

                           and

                           Wolf, Block, Schorr and Solis-Cohen
                           Twelfth Floor Packard Building
                           15th and Chestnut Streets
                           Philadelphia, Pennsylvania 19102
                           Attention: James R. Williams, Esquire
                           Fax: (215) 977-2346

                           As to Buyer:

                           Beacon Properties, L.P.
                           50 Rowes Wharf
                           Boston, Massachusetts 02110
                           Attention: Ms. Erin O'Boyle
                           Fax: (617) 261-0152

                           with a copy at
                           the same time to:


                           Beacon Properties Corporation
                           50 Rowes Wharf
                           Boston, Massachusetts 02110
                           Attention: William A. Bonn, Esquire, General
                             Counsel
                           Fax: (617) 261-0152

                           and to

                           Goulston & Storrs
                           400 Atlantic Avenue
                           Boston, Massachusetts 02210
                           Attention: Jordan P. Krasnow, Esquire
                           Fax: (617) 574-4112

                           As to Escrowee:

                           Commonwealth Land Title Insurance Company
                           50 Federal Street
                           Boston, Massachusetts 02110

                           Attention: Haskell Shapiro
                           Fax: (617) 542-0636

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel.

                  (b) Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earlier of (i) actual receipt or refusal by the addressee or (ii) one (1) day following the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government or delivered to the overnight courier service.

         14. Operations Prior to Exercise and Closing. During the Term of the Option, Seller shall diligently pursue such amendments to the local master plan for the Real Property necessary to change approved use of the Real Property to office use and to permit the actual developable FAR to equal or exceed the Agreed Amount of Developable FAR, until such amendments have been approved and all appeal periods have expired without an appeal being granted (the "Final Local Master Plan Amendment"). Seller and Buyer shall share equally the bona fide third-party costs of Seller's efforts to obtain the Final Local Master Plan Amendment, including (without limitation) the costs of engineering, surveying and zoning counsel. During the Term of the Option, Buyer shall have the right to prepare and submit to Seller applications for rezoning the Real Property, which applications Seller in its sole discretion shall approve or disapprove for submission to the appropriate zoning authorities, such approval or disapproval to be based on the form of each such application and Seller's determination whether the timing of submission of each application would interfere with the pursuit of the Final Local Master Plan Amendment. If Seller approves the application, Seller shall submit the application to the appropriate zoning authority, and the bona fide third-party costs of such submission shall be Buyer's sole cost and expense. Following the exercise of the Option by either party, Buyer shall take over and thereafter control, at Buyer's sole cost and expense any procedures then pending for the amendment to such master plan and/or rezoning of the Real Property; provided, Buyer shall not be obligated to reimburse Seller for Seller's share of any such costs incurred by Seller prior to the exercise of the Option. Seller shall reasonably cooperate with Buyer in transitioning control of such pending matters to Buyer prior to Closing. During the Term of the Option, Seller shall also have the right to enter leases with tenants for space in one or more buildings to be constructed on the Real Property, provided that such leases contain provisions subordinating the leasehold to Buyer's rights under the Option. Seller shall from time to time keep Buyer reasonably well advised of all prospective lease transactions which Seller may elect to pursue, and shall provide Buyer with a copy of any such lease promptly after executing same.

         15. Assignability.

                  (a) Limited Assignment. Subject to the limitations set forth in subparagraph (b) below, this Agreement and all, but not part, of Buyer's rights under this Agreement may be assigned by Buyer, without the prior written consent of Seller, to an entity which is qualified to do business in the State in which the Property is located and in which Buyer (and/or Beacon Properties Corporation ("BP"), and/or one or more entities 100% owned and controlled by Buyer and/or B.C.) owns for its own account not less than one hundred percent (100%) of the ownership interests therein and maintains control over the management and affairs of the entity; provided, however, that such assignment shall not release or relieve Buyer of and from any liability or obligation under this Agreement, and Buyer shall continue to be primarily liable to Seller under this Agreement. No such assignment shall be effective, however, unless and until Buyer shall have furnished to Seller both an executed copy of the assignment plus a written assumption agreement, in form satisfactory to Seller, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement. Seller shall have the right to rely in good faith on the genuineness and validity of the notice from Buyer of an assignment and to convey the Property to the assignee without liability to Buyer or any other person.

                  (b) Prohibited Assignments. Notwithstanding the foregoing provisions of subparagraph (a), Buyer shall have no right to assign this Agreement to any entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such entity would, in the judgment of Seller's counsel, either create, otherwise cause, or raise a material question as to whether it would create or otherwise cause, a "prohibited transaction" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (c) Successors and Assigns. Except as provided in subparagraph
(a), Buyer may not assign or suffer an assignment of this Agreement and its rights under this Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

         16. Intentionally Omitted.

         17. Condemnation.

                  (a) Immaterial Taking. If any part of the Property shall be taken by exercise of the power of eminent domain after the date of this Agreement, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof net of any expenses to Seller, including attorneys' fees of collecting the same. Seller shall promptly furnish Buyer with a copy of the declaration of taking promptly after Seller's receipt thereof.

                  (b) Material Taking. If any such taking of a portion of the Property materially interferes with the use of the Property for the purposes for which the Buyer intends, either Seller or Buyer may terminate this Agreement by written notice to the other party. Upon such termination, the Deposit shall be returned by Escrowee to Buyer and neither party shall have any further rights or obligations hereunder.

         18. Brokers. Each party represents and warrants to the other that it has dealt with no broker or other intermediary in connection with this transaction or the Property other than Cushman & Wakefield (the "Disclosed Broker"), whose fees shall be payable by Seller pursuant to a separate agreement between Seller and Disclosed Broker, and Buyer shall have no liability or obligation in connection therewith. Each party shall indemnify, defend and save harmless the other of and from any claim for commission or compensation by any other broker or other intermediary claiming through the indemnifying party. The provisions of this Paragraph shall survive Closing.

         19. CONDITION OF PROPERTY.

                  (a) ENTIRE AGREEMENT. THE ENTIRE AGREEMENT BETWEEN SELLER AND BUYER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTY OR HAVE BEEN PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PROPERTY HAS BEEN PURCHASED BY BUYER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY AS TO ANY MATTER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO INCOME OR EXPENSES IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY INSTRUMENT

TO BE DELIVERED TO BUYER BY SELLER AT CLOSING. BUYER ACKNOWLEDGES THAT NEITHER SELLER, NOR ANY AGENT OR EMPLOYEE OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED, OTHER THAN AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY INSTRUMENT TO BE DELIVERED TO BUYER BY SELLER AT CLOSING. THIS PARAGRAPH SHALL SURVIVE CLOSING.

                  (b) RELEASE. WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH
(a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE "CLAIMS") ARISING FROM OR RELATING TO (i) ANY DEFECTS IN THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS (INCLUDING INDEMNITY AND CONTRIBUTION CLAIMS) ARISING UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PROPERTY IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT.

                  (c) NOTHING IN SUBPARAGRAPH 19(b) SHALL CONSTITUTE A RELEASE OF SELLER FOR ANY CLAIM MADE BY A THIRD PARTY AGAINST BUYER ASSERTING INJURY OR DAMAGE TO SUCH THIRD PARTY ARISING DURING SELLER'S OWNERSHIP OF THE PREMISES, PROVIDED (i) BUYER DELIVERS WRITTEN NOTICE TO SELLER OF THE THIRD PARTY CLAIM WITHIN THIRTY (30) DAYS AFTER BUYER'S RECEIPT OF THE THIRD PARTY CLAIM, (ii) SELLER SHALL BE PERMITTED TO INTERVENE IN DEFENDING THE THIRD PARTY CLAIM AND
(iii) BUYER DOES NOT SETTLE THE THIRD PARTY CLAIM WITHOUT THE WRITTEN CONSENT OF SELLER. A THIRD PARTY DOES NOT INCLUDE ANY DIRECT OR INDIRECT PRINCIPAL OR AFFILIATE OF BUYER. NOTWITHSTANDING ANYTHING CONTAINED IN THIS PARAGRAPH, BUYER AGREES THAT SELLER SHALL HAVE NO LIABILITY TO BUYER UNDER THIS PARAGRAPH (WHETHER BY REIMBURSEMENT OR CONTRIBUTION UNDER ENVIRONMENTAL LAWS OR OTHERWISE) FOR THE

COST OF ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES, FOR THE COST OF ANY REPAIRS OR REPLACEMENTS TO THE PREMISES, OR FOR ANY OTHER COSTS OF REMEDIATING THE CONDITION GIVING RISE TO THE THIRD PARTY CLAIM (TOGETHER, "REMEDIATION COSTS") OR FOR BUYER'S LEGAL FEES AND COURT COSTS IN DEFENDING A THIRD PARTY CLAIM. BUYER SHALL PAY ALL REMEDIATION COSTS AND BUYER'S LEGAL FEES AND COURT COSTS. SELLER SHALL PAY ITS LEGAL FEES AND COURT COSTS.

                  (d) Effect of Disclaimers. Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Property is being sold subject to the provisions of this Paragraph 19 and that Seller would have charged a higher purchase price if the provisions in this Paragraph 19 were not agreed upon by Buyer.

         20. Survival of Provisions.

                  (a) Notwithstanding any provision to the contrary set forth in this Agreement, the agreements and obligations of Buyer under Paragraph 7, 16(a), 16(e), 16(f), 18, and 19 shall survive Closing, and the warranties and representations of Buyer set forth in Paragraph 9 shall survive Closing under this Agreement for a period of six (6) months.

                  (b) (i) Notwithstanding any provision to the contrary set forth in this Agreement, the agreements and obligations of Seller under Paragraph 7 and 18 shall survive Closing, and the warranties and representations of Seller set forth in Paragraph 8(a) (the "Surviving Warranties") shall survive Closing under this Agreement for a period of six (6) months.

                      (ii) If Buyer determines that any of the Surviving Warranties are breached prior to the Closing Date, Buyer's sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination on or prior to the Closing Date. If Buyer fails to timely given such written termination notice to Seller, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) against Seller by reason of the breach of such warranty. If Buyer terminates this Agreement pursuant to this Paragraph, Buyer shall be entitled to the return of the Deposit, and upon the return of the Deposit to Buyer, neither Buyer nor Seller shall have any further rights nor obligations under this Agreement.

                      (iii) Seller shall have no liability to Buyer by reason or a breach or default of any of the Surviving Warranties unless Buyer shall have given to Seller written notice ("Warranty Notice") of such breach or default within six (6) months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer's learning of such breach of warranty. In no event shall Seller's liability to Buyer by reason of a breach or default of any or all of the Surviving Warranties exceed $500,000, and Seller shall have no liability to Buyer for breach of the Surviving Warranties except to the extent of the loss incurred by Buyer as a result thereof exceeds $500,000. Any litigation to enforce any Surviving Warranty must be commenced within three (3) months from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.

         21. ERISA. Seller and Buyer hereby agree that, if the transactions contemplated by this Agreement are non-exempt prohibited transactions under
Section 406 of ERISA, Seller shall not be obligated to sell the Property to Buyer and Buyer shall not be obligated to purchase the Property from Seller.

         22. Escrow Provisions.

                  (a) Investment of Deposit. Escrowee shall invest the Deposit in such accounts, commercial paper, U.S. government securities, repurchase agreements or other instruments as Purchaser shall from time-to-time direct and Seller may approve. Escrowee shall promptly advise Seller and Buyer of the investment of the Deposit. All interest earned on the Deposit shall be added to and deemed part of the Deposit.

                  (b) Payment at Closing. If the Closing is completed under this Agreement, Escrowee shall deliver the Deposit to Seller on the Closing Date.

                  (c) Other Payment. Notwithstanding anything contained in this Agreement, upon receipt of any written notice from Seller or Buyer claiming the Deposit pursuant to the provisions of this Agreement, Escrowee shall promptly forward a copy thereof to the other party and, unless such other party within ten (10) days thereafter notifies Escrowee of any objection to such request for the disbursement of the Deposit, Escrowee shall disburse the Deposit to the party demanding the same and Escrowee shall thereupon be released and discharged from any further duty or obligation under this Agreement.

                  (d) Stakeholder. Escrowee is acting as a stakeholder only with respect to the Deposit and Termination. If there is any dispute as to whether Escrowee is obligated to deliver the Deposit or Termination, or as to whom the Deposit or Termination is to be delivered, Escrowee may refuse to make any delivery and may continue to hold the Deposit or Termination until receipt by Escrowee of written authorization, signed by both Seller and Buyer, directing the disposition of the Deposit or Termination or, in the absence of such joint written authorization, until final determination of the rights of the parties in appropriate judicial proceeding. Escrowee may also bring an appropriate action or proceeding for leave to deposit the Deposit or Termination in a court of competent jurisdiction located in Fairfax, Virginia and to interplead Seller and Buyer. Upon making delivery of the Deposit of Termination, Escrowee shall have no further liability with respect to the Deposit or Termination so delivered. Seller and Buyer agree that the duties of Escrowee in its capacity as escrow holder under this Agreement are ministerial in nature and that Escrowee shall incur no liability except for its willful misconduct or gross negligence so long as Escrowee acts in good faith.

                  (e) Tax Information. The federal tax identification number of Buyer is 04-3224259. The federal tax identification number of Seller is ___________________.

                  (f) Escrow Fees. Seller and Buyer shall each pay one-half of the fees and expenses, if any, due to Escrowee as compensation for its escrow services pursuant to this Agreement, and shall each reimburse Escrowee for one-half of the expenses incurred by Escrowee in discharging its duties and obligations as escrow holder under this Agreement.

         23. Miscellaneous.

                  (a) Captions or Headings: Interpretation. The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

                  (b) Amendments and Waivers. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Seller.

                  (c) No Rule of Construction. This Agreement has been negotiated at arms length by both Seller and Buyer, and no rule of construction shall be invoked against either party with respect to the authorship thereof or of any of the documents to be delivered by the respective parties at the Closing.

                  (d) Counterparts. This Contract may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.

                  (e) Applicable Law. This Agreement shall be governed and construed according to the laws of the State in which the Property is located.

                  (f) Right to Waive Conditions or Contingency. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

                  (g) Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest permitted by law.

                  (h) Public Disclosure of Agreement. Seller acknowledges that Beacon Properties Corporation, the general partner of Buyer, is a publicly owned corporation subject to regulation by the Securities and Exchange Commission ("SEC"), and that the regulations of the SEC may require that Buyer disclose the existence of this Agreement and the contents of some or all of the documents and materials delivered by Seller. Accordingly, Seller expressly consents to the disclosure of the terms and conditions of this transaction, this Agreement itself, and terms of any document or materials which Buyer in good faith believes should be disclosed in connection with fulfillment of its disclosure requirements under SEC regulations. In addition, following Closing, Buyer shall have the right to issue press releases announcing this transaction. Seller shall be entitled to a prior review and approval of the press release.

                  (i) Intentionally Omitted.

                  (j) Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at Closing are hereby mutually waived, but nothing herein contained shall be construed as a waiver of Seller's obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the Purchase Price.

                  (k) Time of the Essence. Time, wherever specified herein for the performance by Seller or buyer of any of their respective obligations hereunder (including, without limitation the time deadline for delivery of an Option Notice), is hereby made and declared to be of the essence of this Agreement.

                  (l) Computation of Periods. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State in which the Property is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

                  (m) Exhibits and Schedules. All exhibits and schedules annexed to this Agreement are incorporated by reference into and made a part of this Agreement.

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


         IN WITNESS WHEREOF, the parties, intending legally to be bound, have executed this Agreement as of the date first above written.

                  SELLER:
                  CENTERPOINTE III LIMITED PARTNERSHIP

                  By: Pension Realty Holding Corporation,
                      General Partner

              By: ______________________________________________
                  Name:
                  Title:

                  BUYER:
                  BEACON PROPERTIES, L.P.

                  By: Beacon Properties Corporation,
                       General Partner


              By: _____________________________________________
                  Name:
                  Title:

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